UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2009

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Echelon Corporation today issued a press release announcing that M. Kenneth Oshman, Echelon’s Chairman of the Board and Chief Executive Officer, has been diagnosed with lung cancer and has therefore resigned from his position as Chief Executive Officer. Mr. Oshman will continue to serve as Chairman of the Board.

Echelon also announced the appointment, effective as of November 5, 2009, of Robert R. Maxfield, a current member of Echelon’s board of directors, as Chief Executive Officer and President, while Echelon launches a search for a new CEO. Mr. Maxfield has been a director of Echelon since 1989. Mr. Maxfield was a co-founder of ROLM in 1969, and served as Executive Vice President and a director until ROLM’s merger with IBM in 1984. Following the merger, he continued to serve as Vice President of ROLM until 1988. Since 1988, he has been a private investor. Mr. Maxfield was a venture partner with Kleiner, Perkins, Caufield & Byers, a venture capital firm, from 1989 to 1992. Mr. Maxfield received B.A. and B.S.E.E. degrees from Rice University, and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Mr. Maxfield’s compensation package will consist of the following:

(a) An annual salary of $500,000.

(b) The grant of performance shares under Echelon’s 1997 Stock Plan, with a value of $500,000 as of the date of grant (which date will be November 10, 2009, Echelon’s next regularly scheduled monthly date of the issuance of equity compensation awards). The performance shares will vest monthly, 1/12 per month, so long as Mr. Maxfield remains Chief Executive Officer or an employee of Echelon; provided that if a replacement Chief Executive Officer commences employment and Mr. Maxfield ceases to remain an Echelon employee within six months following the date of grant, then a minimum of six months vesting, or 50% of the shares, will automatically vest. For example, if a replacement Chief Executive Officer commences employment and Mr. Maxfield ceases to remain an Echelon employee during month four, then Mr. Maxfield would be entitled to 50% (six months out of twelve) of the shares. If a replacement Chief Executive Officer commences employment and Mr. Maxfield ceases to remain an Echelon employee during month nine, then Mr. Maxfield would be entitled to 66-2/3% (eight months out of twelve) of the shares. In the event of a corporate acquisition of Echelon, or the sale of substantially all of the assets of Echelon prior to full vesting, Mr. Maxfield would be entitled to all of the shares.

(c) Echelon’s Board of Directors may consider a discretionary bonus depending on the circumstances.

(d) Aircraft reimbursement: Echelon will reimburse Mr. Maxfield for 50% of the costs incurred by Mr. Maxfield for his charter aircraft travel on Echelon business. Alternatively, if Mr. Maxfield uses his private plane on Echelon business, Echelon will reimburse Mr. Maxfield for the cost of first class commercial air travel services for himself and Echelon employees who accompany him. Echelon’s Audit Committee will review this arrangement from time to time.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated November 4, 2009, of Echelon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/S/ OLIVER R. STANFIELD
Oliver R. Stanfield
Executive Vice President and Chief Financial Officer

Date: November 4, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 4, 2009, of Echelon Corporation.